AMENDMENT TO SERIES B-1 CONVERTIBLE NOTE

AND WAIVER AGREEMENT

This AMENDMENT TO SERIES B-1 CONVERTIBLE AND WAIVER AGREEMENT, dated as of May 11, 2011 (this “Agreement”), among Solar Enertech Corp., a Delaware corporation (the “Company”), and Capital Ventures International (the “Holder”), amends the Series B-1 Convertible Note of the Company dated March 19, 2010 (the “Note”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Note.

WHEREAS, the Holder has alleged that one or more Trigger Events have occurred under the Note and in connection therewith, the parties desire to (i) waive the occurrence of such Trigger Events, (ii) amend certain provisions of the Note and (iii) provide for such other agreements among the parties;

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1.   Waiver.  Subject to the terms and conditions contained herein, the Holder hereby waives the following Trigger Events: (a) the migration of the Company’s listing from the OTCBB to the OTCQB, (b) the failure of the Company to timely pay the April 1, 2011 interest payment (the “April Interest Payment”) and (c) any other Trigger Event that may exist as of the date of this Amendment.  In connection therewith, the Holder hereby revokes its Event of Default Redemption Notice, dated as of March 14, 2011, and the Partial Revocation of Redemption Notice and Conversion Notice with respect to $100,000 related thereto.

2.   Amendment.  The Company and the Holder agree that the Note is hereby amended as follows:

(a) Section 3(c) is amended to provide that the Conversion Price is reduced from $0.15 to $0.10, subject to further adjustment upon certain specified events if occuring in the future as set forth in the Note; and

(b) Section 27(t) is amended to provide that the Principal Market is changed from the OTCBB to the OTCQB; provided that in no event shall this be construed as permitting the Principal Market to be OTCPink or such other speculative trading marketplace that has no financial standards or reporting requirements.

3.   April Interest Payment.  They Company agrees that it shall satisfy the April Interest Payment through the issuance of 227,922 shares of freely-tradable shares of the Company’s Common Stock to the Holder through DTC within three (3) days of the date hereof.

4.   Representations, Warranties and Covenants.  The Company represents and warrants to the Holder as follows:

(a) The Company has the requisite power and authority to enter into and perform its obligations under this Agreement.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, in each case, have been duly authorized by the Company's Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders other than the Company’s filing on Form 8-K as contemplated by Section 4(g) hereof.  This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

(b)    The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or Bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party.

(c) There are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements (including, without limitation, any equity line of credit) by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries as a result of this Agreement.  There are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries.

(d) No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure on or before the date hereof, but which has not been so publicly disclosed, or in the reasonable opinion of the Company, based upon facts currently known by the Company, is likely to require public disclosure within 30 days of the date hereof except for the Company’s appointment of a Chief Financial Officer as previously referenced on a Form 8-K filed with the Securities Exhange Commission on April 6, 2011 and the Company’s routine earnings release and Form 10-Q filing for its fiscal second quarter ended March 31, 2011.

(e) The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries, other than the existence of the transactions contemplated by this Agreement.

(f)  As of the date hereof and assuming the amendments to the Note contemplated hereby, no Trigger Event has occurred nor has there occurred an event that with the passage of time or giving of notice would constitute a Trigger Event.

(g) The Company shall, on or before 8:30 a.m., New York City Time, on the first Business Day after the date of this Agreement, file a Current Report on Form 8-K disclosing all material terms of this Agreement (the “Public Disclosure”).  Upon the Public Disclosure, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Public Disclosure.  The Company shall not, and shall cause each of its subsidiaries and each of their respective officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the Public Disclosure without the express written consent of the Holder.  The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is consented to by Holder or required by law or regulation; provided, however, that Holder understands and consents to the filing of this Agreement (and the disclosure of Holder’s name in this Agreement) in the Company’s filing on Form 8-K contemplated by this paragraph.

5.   Miscellaneous.

(a)           Except as specifically amended hereby, all of the terms and provisions of the Note shall remain in full force and effect.

(b)           This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c)           This Agreement shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY:

SOLAR ENERTECH CORP.

By:	/s/ Leo Shi Young
President and Chief Executive Officer

HOLDER:

CAPITAL VENTURES INTERNATIONAL By: Heights Capital Management, its authorized agent

By:	/s/ Michael L. Spolan
General Counsel